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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report dated March 30, 2000, with respect to the consolidated financial statements and schedule of Paracelsus Healthcare Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2000, and to the incorporation by reference in the Registration Statements pertaining to the Paracelsus Healthcare Corporation 1996 Stock Incentive Plan, as amended (Form S-8 No. 33-10299) and various stock option plans of Paracelsus Healthcare Corporation (Form S-8 No. 33-12331).


                                             /s/ ERNST & YOUNG LLP


Houston, Texas
June 5, 2001